EXHIBIT 10.5

February 7, 2005

Leggett & Platt, Incorporated

No.1 Leggett Road

Carthage, Missouri 64836

Dear Sirs:

This letter will confirm the agreement (the “Agreement”) between Leggett & Platt, Incorporated (the “Company”) and SunTrust Capital Markets, Inc. and its successors (“STCM”) with respect to the offer and sale by STCM of short-term promissory notes (“Notes”) proposed to be issued from time to time by the Company in transactions not involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 thereunder. The Company understands that this letter does not constitute a commitment or obligation, expressed or implied, on the part of STCM to purchase any Notes from the Company, or to offer or sell any Notes.

1. The Notes will be issuable in denominations of not less than $200,000, will not be exchangeable for smaller denominations, and will have maturities not exceeding 270 days from the date of issue. The Notes will be issued by the Company either (i) as book-entry obligations represented by one or more master notes and recorded in the electronic book-entry system maintained by The Depository Trust Company or any other clearing corporation (each a “Clearing Corporation”) within the meaning of Section 8-102(3) of the New York Uniform Commercial Code in accordance with the terms of the letter of representations between the Company and the Clearing Corporation or (ii) as physical certificated notes delivered to the purchasers thereof or persons designated by such purchasers. The Notes may be issued either at a discount or as interest bearing obligations with interest payable at maturity in a stated amount. The Notes will be issued through the JPMorgan Chase Bank in accordance with an issuing and paying agency agreement between the Company and such bank dated December 21, 1994 (the “Issuing Agreement”), a copy of which has been or will be furnished to STCM. The Company will not amend such Issuing Agreement without first informing STCM, and will promptly furnish to STCM a copy of any amendment to such Issuing Agreement.

2. The Company hereby confirms to STCM that within the preceding six months neither the Company nor any person other than Goldman Sachs Money Markets Inc. (“GSMMI”), JPMorgan Money Markets, Inc. (“JPMMI”) or Merrill Lynch Money Markets, Inc. (“MLMMI”) acting on behalf of the Company has offered or sold any Notes, or any substantially similar security of the Company, to, or solicited offers to buy any thereof from, any person other than GSMMI, JPMMI or MLMMI. The Company also agrees that, as long as the Notes are being offered for sale by STCM as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Company nor any person other than GSMMI, JPMMI or STCM (collectively, “the Dealers”) will offer the Notes or any substantially similar security of the Company for sale to, or solicit offers to buy any thereof from, any person other than the Dealers except with the prior written consent of STCM (which shall not be unreasonably withheld or delayed), it being understood that this agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Act and Rule 506 thereunder. Further, both the Company and STCM agree that neither the Company nor any person acting on its behalf, nor STCM, will offer or sell, or solicit offers to buy, the Notes by any form of general solicitation or general advertising, within the meaning of Rule 502( c) under the Act or otherwise. The Company also confirms that it has entered into dealer agreements with GSMMI, and JPMMI, a copy of which have been furnished to STCM, which contains provisions relating to the qualification of prospective investors, maintaining a list thereof and the manner of offering the Notes which are substantially identical to the corresponding provisions contained in this Agreement. The Company agrees that such provisions in its dealer agreements with GSMMI and JPMMI shall not be amended in any material respect without STCM’s prior written consent (which shall not be unreasonably withheld or delayed).

3. (a) STCM proposes to maintain a list of prospective purchasers of the Notes to whom STCM may make offers and sales of Notes (the “Investor List”). It is contemplated that STCM will include on such Investor List (i) investors who may purchase Notes for their own accounts and (ii) investors who may purchase Notes as fiduciary or agent for the accounts of others who are permitted investors hereunder.

(b) An investor will be included on the Investor List only if reasonably believed by STCM to be (A) a sophisticated institutional investor that is an “Accredited Investor” as that term is defined in Rule 501(a) under the Act (“Accredited Investor”) or, if the potential investor is a fiduciary or agent (other than a U.S. bank or savings and loan association) who will be purchasing Notes for one or more accounts, each such account will be an Accredited Investor, that either (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in Notes or (ii) is represented by a fiduciary or agent with sole investment discretion having such knowledge and experience or (B) a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Act.

(c) STCM will offer and sell Notes only to investors which at the time are on the Investor List and are reasonably believed by STCM to meet the requirements set forth above for inclusion thereon.

(d) In the event that STCM purchases Notes as principal and does not resell such Notes on the day of such purchase, STCM will sell such Notes only to persons on the Investor List it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers on the Investor List it reasonably believes are acting for other Qualified Institutional Buyers, in each case pursuant to Rule 144A.

4. (a) STCM will furnish to each purchaser of Notes (or to the fiduciary or agent acting for such purchaser), at or before the time of the sale of Notes to such purchaser, an Information Memorandum in form and substance satisfactory to the Company and STCM. The Information Memorandum at any time may consist of an annual Information Memorandum and one or more supplemental Information Memoranda and will, among other things:

(i) Include a statement expressly offering an opportunity for each prospective investor to ask questions of, and receive answers from, the Company concerning the offering of the notes and such additional information, if any, as an investor in Notes may reasonably request, may be obtained through the Company or STCM; and

(ii) Set forth on the first page of the annual Information Memorandum, with a reference thereto on the first page of each supplemental Information Memorandum, statements substantially as follows:

PRIVATE PLACEMENT

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND INITIAL SALES OF THE NOTES MAY BE MADE ONLY TO INSTITUTIONAL “ACCREDITED INVESTORS” AS DEFINED IN RULE 501(A) UNDER THE ACT OR QUALIFIED INSTITUTIONAL BUYERS AS

DEFINED IN RULE 144A UNDER THE ACT (QIB”). BY ITS ACCEPTANCE OF A NOTE THE PURCHASER (A) REPRESENTS THAT IT IS (i) AN INSTITUTIONAL ACCREDITED INVESTOR OR A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION) THAT IS ACTING ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR AND THAT THE NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, OR (ii) A QIB ACTING ON BEHALF OF ITSELF OR ANOTHER QIB (AND, IF IT IS A QIB, ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PURSUANT TO RULE 144A) AND (B) AGREES THAT ANY RESALE OF THE NOTE WILL BE MADE ONLY IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT AND ONLY TO (i) GOLDMAN SACHS & CO. (“GOLDMAN SACHS”), J.P. MORGAN SECURITIES, INC. (“JPMSI”) OR SUNTRUST CAPITAL MARKETS, INC. (“STCM”) OR THROUGH GOLDMAN SACHS, JPMSI OR STCM AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB OR (ii) A QIB IN A TRANSACTION MADE UNDER RULE 144A.

Each purchaser of a Note will be deemed to have represented and agreed as follows: (I) the purchaser understands that the Notes are being issued only in transactions not involving any public offering within the meaning of the Securities Act of 1933, as amended (the “Act”); (2) the purchaser is (A) a sophisticated institutional investor who (i) is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Act (or is a fiduciary or agent (other than a U.S. bank or savings and loan association) that is purchasing the Notes for the account of an institutional Accredited Investor), (ii) has such knowledge and experience (or is a fiduciary or agent with sole investment discretion having such knowledge and experience) in financial and business matters that it (or such fiduciary or agent) is capable of evaluating the merits and risks of investing in such Note; (iii) has had access to such information as the purchaser deems necessary in order to make an informed investment decision, and (iv) is purchasing the Note for investment and not with a view to distribution; or (B) in the case of sales of Notes pursuant to Rule 144A under the Act, a “Qualified Institutional Buyer” as defined in Rule 144A (or is a Qualified Institutional Buyer purchasing the Notes on behalf of one or more Qualified Institutional Buyers); (3) if in the future the purchaser (or any such other investor or any other fiduciary or agent representing such investor) decides to sell such Note prior to maturity, it will be sold in a transaction exempt from registration under the Act and only to (i) the Dealers or through the Dealers to an institutional Accredited Investor or a Qualified Institutional Buyer or (ii) a Qualified institutional Buyer in a transaction made pursuant to Rule 144A under the Act; (4) the purchaser understands that, although the Dealers may repurchase Notes, the Dealers are not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Note until maturity; (5) the purchaser acknowledges that the Notes sold to the purchaser by the Dealers may be sold to it pursuant to Rule 144A; and (6) the purchaser understands that such Note will bear a legend substantially as set forth in capital letters above.

(b) Upon request, the Company agrees to furnish promptly to STCM all reports filed with the Securities and Exchange Commission, all documents filed with any stock exchange, all documents mailed to the Company’s public shareholders, all material press releases (issued by its corporate headquarters) and such other publicly distributed documents as STCM may reasonably request in order for STCM to prepare from time to time Information Memoranda for distribution to purchasers of Notes. The Company also agrees to furnish to STCM such additional information concerning the Company as STCM may reasonably request.

(c) If at any time any event or other development occurs as a result of which the Information Memorandum (including any documents incorporated by reference therein) includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify STCM thereof, and STCM will not thereafter use such Information Memorandum or offer or sell Notes until an appropriately revised Information Memorandum is available. Each sale of a Note by the Company to STCM shall constitute a representation by the Company that the Information Memorandum (including any documents incorporated by reference therein) at such time does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. The Company agrees that each Note, including each master note, will bear a legend substantially as set forth in capital letters under “Private Placement” in paragraph 4(a)(iii) above.

6. (a) The Company represents and warrants to STCM that (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri; (ii) the Notes have been duly authorized and, when issued and duly delivered in accordance with the Issuing Agreement, will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms; (iii) this Agreement and the Issuing Agreement have been duly authorized, executed and delivered by the Company and each constitutes the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms; (iv) the Information Memorandum (including any documents incorporated by reference therein), except insofar as any information therein relates to STCM in its capacity as dealer hereunder, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (v) the offer and sale of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and Rule 506 thereunder; and (vi) the Company is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(b) Each sale of a Note by the Company under this Agreement shall constitute an affirmation that the foregoing representations and warranties remain true and correct at the time of sale, and will remain true and correct at the time of delivery, of such Note.

7. The Company has filed with the Securities and Exchange Commission five copies of a notice on Form D (one of which was manually signed by a person duly authorized by the Company), in accordance with the requirements of Rule 503 under the Act. The Company will also timely file such amendments to its notice on Form D as may be required by Rule 503. The Company will furnish to STCM evidence of each such filing (including a copy thereof). STCM will advise the Company promptly after the first sale of any Note hereunder has been confirmed by STCM to the purchaser, and STCM will also furnish to the Company any information which STCM may have that may be necessary to permit the Company to prepare such notice on Form D.

8. In the event that any Note offered or to be offered by STCM would be ineligible for resale under Rule l44A under the Act (because such Note is of the same class (within the meaning of Rule l44A) as any other securities of the Company which are at the same time listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), or quoted in a U.S. automated inter-dealer quotation system), the Company shall immediately notify STCM (by telephone, confirmed in writing) of such fact and will promptly prepare and deliver to STCM an amendment or supplement to the Information Memorandum describing the Notes which are ineligible, the reason for such ineligibility and any other relevant information relating thereto. At any time when the Company is not subject to Section 13 or 15( d) of the Securities Act, the Company agrees to furnish at its expense, upon request, to holders and prospective purchasers of Notes information satisfying the requirement of subsection (d)(4)(i) of Rule 144A under the Act.

9. The Company agrees promptly from time to time to take such action as STCM may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as STCM may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for a long as may be necessary to complete the transactions contemplated hereby, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction other than consent to service of process under such state securities laws. The Company also agrees to reimburse STCM for any reasonable fees or costs incurred in so qualifying the Notes.

10. This Agreement will continue in effect until terminated as provided in this paragraph. This Agreement may be terminated by the Company by giving written notice of its election to do so to STCM; or by STCM by giving written notice of its election to do so to the Company. This Agreement shall terminate at the close of business on the rust business day following the receipt of such notice by the party to whom such notice was given; provided, however, that the provisions of paragraph 2, 4(c), 7, 8 and 9 will continue in effect subsequent to any such termination.

11. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding please confirm the same by signing and returning a copy hereof.

Yours very truly,

SUNTRUST CAPITAL MARKETS, INC.

By:	/s/ James Stathis
Title:	Managing Director

LEGGETT &PLATT, INCORPORATED

By:	/s/ Sheri Mossbeck
Title:	Vice President and Treasurer

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